Exhibit 99.1

27 February 2026

Flutter Entertainment plc

(the “Company”)

Publication of Annual Report and Accounts 2025

Flutter Entertainment plc announces that its Annual Report on Form 10-K for the financial year ended 31 December 2025 (the “Annual Report on Form 10-K”) has been published and filed with the U.S. Securities and Exchange Commission (the “SEC”)

In connection with its reporting obligations under the Listing Rules of the UK Financial Conduct Authority, the Company has also prepared a UK annual report, incorporating the Annual Report on Form 10-K (the “Annual Report and Accounts 2025”). A copy of the Annual Report and Accounts 2025 is available at http://www.rns-pdf.londonstockexchange.com/rns/6194U_1-2026-2-26.pdf and has been submitted to the UK National Storage Mechanism and will shortly be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

The Annual Report on Form 10-K and the Annual Report and Accounts 2025 are also publicly available on the Company’s website at https://flutter.com/investors/investor-hub/results-reports/.

Enquiries:

Edward Traynor

Company Secretary

+353 (87) 2232455